SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






Date of Report (Date of earliest event reported)           June 13, 2003
                                                -------------------------------


                         GENESIS TECHNOLOGY GROUP, INC.
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             (Exact name of registrant as specified in its charter)



        Florida                    333-86347                65-1130026
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(State or other jurisdiction    (Commission File           (IRS Employer
 or incorporation)                    Number)            Identification No.)



                       777 Yamato Rd. Boca Raton, FL 33431
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          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code        (561) 988-9880
                                                   ---------------------------


          (Former name or former address, if changed since last report)

ITEM 5.

LITIGATION


As of June 13, 2003, Genesis Technology Group, Inc. announced that it won a judgment in the County Court of Palm Beach County in a lawsuit against Hy-Tech Technology Group, Inc. (OTCBB: HYTT). The Court issued a default and final judgment decree on Monday, June 9, 2003.

The company also filed a lawsuit last Friday June 6, 2003 in the Circuit Court of the Fifteenth Judicial Circuit seeking the contractual compensation due from the transactions among Altos Bancorp, HYTT and other responsible parties, including the SunTrust Bank. Genesis contends that it is entitled to a ten percent (10%) ownership of HYTT, one seat on its board of directors, and other benefits.

The company has retained the law firm of Becker & Poliakoff, P.A., and is vigorously pursuing recovery of damages and other relief from Altos Bancorp, and HYTT's CEO (and former Altos Bancorp CEO), Martin Nielson. The pending Circuit Court Case No. CA-006067-AA.

                                                      SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, Genesis Technology Group, Inc. has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENESIS TECHNOLOGY GROUP, INC.


                                            By:   /s/ Gary L. Wolfson
                                               ----------------------------
                                            Name:    Gary L. Wolfson
                                            Title:               CEO


Dated: June 13, 2003